UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
THE TRADE DESK, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Trade Desk, Inc.
42 N. Chestnut Street
Ventura, California 93001
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held October 19, 2026
To our stockholders:
You are cordially invited to attend a special meeting of stockholders (as it may be adjourned, continued or postponed from time to time, the “Special Meeting”) of The Trade Desk, Inc. (the “Company,” “we” or “our”) to be held virtually on October 19, 2026, at 1:00 pm Pacific Time. You can attend the Special Meeting via the Internet, vote your shares electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/TTD2026SM (there is no physical location for the Special Meeting). You will need to have your 16-Digit Control Number included on your proxy card to join the Special Meeting.
We are holding the Special Meeting for the following purposes:
1.    To approve the repricing of certain outstanding stock options that have been granted under the Company’s 2025 Incentive Award Plan (the “2025 Plan”);
2.    To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal One; and
3.    To transact such other business as may properly come before the Special Meeting.
If you owned our Class A common stock or Class B common stock at the close of business on September 14, 2026, you may attend and vote at the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for review during our regular business hours at our headquarters in Ventura, California for a period of ten days ending on the day prior to the Special Meeting for any purpose related to the Special Meeting. On or about [ ò ] 2026, we expect to mail to our stockholders the proxy materials, including this notice, and our statement for the Special Meeting (the “Proxy Statement”). This notice and the Proxy Statement can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.
Your vote is important. Whether or not you plan to attend the Special Meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. You may also submit your proxy card or voting instruction card for the Special Meeting by completing, signing, dating and returning your proxy card or voting instruction card in the envelope provided. Any stockholder of record attending the Special Meeting may vote during the Special Meeting, even if you have already returned a proxy card or voting instruction card.
Thank you for your ongoing support of The Trade Desk.

Sincerely,

Jeff T. Green
Chairman and Chief Executive Officer
Ventura, California
[ ò ], 2026

YOUR VOTE IS IMPORTANT
ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

THE TRADE DESK, INC.
SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
THE TRADE DESK, INC.
GENERAL INFORMATION
The board of directors of The Trade Desk, Inc. is soliciting proxies for a special meeting of stockholders (as it may be adjourned, continued or postponed from time to time, the “Special Meeting”) to be held on October 19, 2026, at 1:00 pm Pacific Time. The Special Meeting will be held entirely via the Internet. Stockholders may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/TTD2026SM. To vote at the Special Meeting, you will need the 16-Digit Control Number included on your on your proxy card or on the instructions that accompanied your proxy materials.
The proxy materials, including this proxy statement for the Special Meeting (the “Proxy Statement”), and proxy card or voting instruction card are first being mailed on or about [ ò ], 2026, to stockholders entitled to vote at the Special Meeting. We also made these materials available on our website at www.thetradedesk.com under the heading “Investors” on or about [ ò ], 2026. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully. Unless the context requires otherwise, the words “The Trade Desk,” “we,” “the Company,” “us,” and “our” refer to The Trade Desk, Inc.
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING,
THE PROXY MATERIALS AND VOTING YOUR SHARES
WHAT IS INCLUDED IN THESE MATERIALS AND POSTED ON OUR WEBSITE?
These materials include the Proxy Statement for the Special Meeting, including the proxy card.
WHY DID YOU SEND ME THESE PROXY MATERIALS?
You are receiving these materials in connection with the solicitation of your proxy to vote by our board of directors at the Special Meeting and at any adjournment or postponement thereof. We have elected to utilize the “full set delivery” option of providing paper copies of the proxy materials by mail to all stockholders, as well as providing access to our proxy materials on a publicly accessible website.
The Proxy Statement and the form of proxy card are also available free of charge at www.proxyvote.com. Proxy materials were first made available or distributed to stockholders beginning on or about [ ò ], 2026.
WHAT ITEMS WILL BE VOTED ON AT THE SPECIAL MEETING?
There are two items that will be voted on at the Special Meeting:
1.    To approve the repricing of certain outstanding stock options that have been granted under the 2025 Plan; and
2.    To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal One.
WHAT ARE OUR BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?
Our board of directors recommends that you vote your shares as follows:
1.    “FOR” the repricing of certain outstanding stock options that have been granted under the 2025 Plan; and
2.    “FOR” the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal One.

WHAT IS A PROXY?
Our board of directors is soliciting your vote at the Special Meeting. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy, that designation also is called a “proxy” or, if in a written document, a “proxy card.” Jeff Green, Nate Olmstead, and Jay Grant have been designated as proxies for the Special Meeting with power of substitution and resubstitution.

WHO CAN VOTE AT THE SPECIAL MEETING?
Only holders of record of our Class A common stock and Class B common stock at the close of business on September 14, 2026 (the “Record Date”) will be entitled to vote at the Special Meeting. The Record Date was established by our board of directors. Stockholders of record at the close of business on the Record Date are entitled to:
•    Receive notice of the Special Meeting; and
•    Vote at the Special Meeting.
On the Record Date, there were [ ò ] shares of our Class A common stock outstanding and [ ò ] shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal, and each share of Class B common stock is entitled to ten votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
IS MY VOTE CONFIDENTIAL?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A “STOCKHOLDER OF RECORD” AND HOLDING SHARES AS “BENEFICIAL OWNER” (OR IN “STREET NAME”)?
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”
Stockholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares, and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Special Meeting. We have enclosed a proxy card for your vote.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and proxy materials are being forwarded to you by your broker, bank or other nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or other nominee. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares at the Special Meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other nominee.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?
If you are a stockholder of record, you can vote your shares using the following methods:
By Internet: Until 11:59 p.m. Eastern Time on [ ò ], 2026, you can vote via the Internet by visiting the website noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.
By Telephone: Until 11:59 p.m. Eastern Time on [ ò ], 2026, you can also vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.
By Mail: You can vote your shares by completing, signing, dating and returning the proxy card enclosed with the proxy materials that are provided in printed form.
During the Special Meeting: You can vote and submit questions during the Special Meeting by attending the virtual meeting at www.virtualshareholdermeeting.com/TTD2026SM. Please have your proxy card in hand when you visit the website.
Beneficial owners must follow the directions provided by their broker, bank or other nominee in order to direct such broker, bank or other nominee as to how to vote their shares. Beneficial owners may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available, by following the instructions provided to them with the proxy materials. Beneficial owners may vote during the Special Meeting only after requesting, completing and delivering the proper documentation provided by the broker, bank or other nominee.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?
The holders of a majority of the voting power of all of our issued and outstanding shares of common stock as of the Record Date must be present at the Special Meeting or represented by proxy for the transaction of business at the Special Meeting. This is called a quorum.
Your shares will be counted for purposes of determining if there is a quorum if you:
•    Are entitled to vote and you are present at the Special Meeting; or
•    Have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Abstentions are counted for purposes of determining whether a quorum is present. We do not expect there to be any broker non-votes at the Special Meeting, because we believe that under applicable rules both Proposal One and Proposal Two are considered non-routine matters. However, if broker non-votes do occur, they would be counted for purposes of determining whether a quorum is present. If there is not a quorum, the Special Meeting may be adjourned until such time as a sufficient number of shares are present or represented by proxy.
HOW ARE ABSTENTIONS COUNTED?
You may choose to abstain or refrain from voting your shares on one or more issues presented for a vote at the Special Meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present. For the purpose of determining whether the stockholders have approved a matter, abstentions will count as a vote “AGAINST” Proposal One; however, because abstentions will not be counted as “votes cast,” abstentions will have no effect on the vote on Proposal Two.

WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?
You should specify your choice for each issue to be voted upon at the Special Meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that Special Meeting, the following will occur in accordance with applicable rules, laws and regulations:
Stockholders of Record. If you are a stockholder of record and you do not return a proxy and you do not vote at the Special Meeting, your shares will not be voted at the Special Meeting, and if you are not present at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum exists for the Special Meeting. If you do return a proxy via the Internet, telephone or mail, but you fail to specify how your shares should be voted on one or more proposals to be voted upon at the Special Meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One, the approval of the repricing of certain outstanding stock options that have been granted under the 2025 Plan, and (ii) FOR Proposal Two, the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal One.
Beneficial Owners. If you are a beneficial owner and (i) you do not provide your broker, bank or other nominee who holds your shares with voting instructions, or (ii) you do provide a voting instruction card but you fail to specify your voting instructions on one or more of the proposals to be voted upon at the Special Meeting, under applicable rules, your broker, bank or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals.
We believe that under applicable rules both Proposal One: Approval of the Repricing of Certain Outstanding Stock Options That Have Been Granted Under the 2025 Plan and Proposal Two: Approval of One or More Adjournments of the Special Meeting, if Necessary, to Solicit Additional Proxies if There Are Insufficient Votes at the Time of the Special Meeting to Approve Proposal One are considered non-routine matters. Accordingly, brokers, banks or other nominees cannot vote on these proposals without instruction from beneficial owners.
WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
The following table sets forth the voting requirement with respect to each of the proposals:

Proposal One—Approval of the repricing of certain outstanding stock options that have been granted under the 2025 Plan
As set forth in our amended and restated bylaws, to be approved by our stockholders, a majority of the votes cast at the Special Meeting or by proxy must vote “FOR” this proposal. Abstentions and broker non-votes, if any, will not affect the outcome of the vote.

Proposal Two—Approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal One

As set forth in our amended and restated bylaws, to be approved by our stockholders, a majority of the votes cast at the Special Meeting or by proxy must vote “FOR” this proposal. Abstentions and broker non-votes, if any, will not affect the outcome of the vote.

HOW DO I CHANGE OR REVOKE MY PROXY?
You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Special Meeting and voting during the Special Meeting. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request in writing that your prior proxy be revoked. Beneficial owners should follow the directions provided by their broker, bank or other nominee in order to revoke previously provided voting instructions.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.
HOW CAN STOCKHOLDERS SUBMIT A PROPOSAL FOR INCLUSION IN OUR PROXY STATEMENT FOR THE 2027 ANNUAL MEETING?
To be included in our proxy statement for the 2027 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received by our Secretary at our principal executive offices no later than December 10, 2026, which is one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first released the proxy statement to stockholders in connection with our 2026 annual meeting. In connection with the 2027 annual meeting, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.
HOW CAN STOCKHOLDERS SUBMIT PROPOSALS TO BE RAISED AT THE 2027 ANNUAL MEETING THAT WILL NOT BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2027 ANNUAL MEETING?
To be raised at the 2027 annual meeting, stockholder proposals must comply with our amended and restated bylaws. Under our amended and restated bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors to our board of directors, that the stockholder wishes to raise at our annual meeting. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting. Since our 2026 annual meeting was on May 4, 2026, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than January 4, 2027 and no later than February 3, 2027, in order to be raised at our 2027 annual meeting.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
WHAT IF THE DATE OF THE 2027 ANNUAL MEETING CHANGES BY MORE THAN 30 DAYS FROM THE ANNIVERSARY OF THE 2026 ANNUAL MEETING?
Under Rule 14a-8 of the Exchange Act, if the date of the 2027 annual meeting changes by more than 30 days from the anniversary of the 2026 annual meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.
Under our amended and restated bylaws, if the date of the 2027 annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the 2026 annual meeting, stockholder proposals to be brought before the 2027 annual meeting must be delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.
DOES A STOCKHOLDER PROPOSAL REQUIRE SPECIFIC INFORMATION?
With respect to a stockholder’s nomination of a candidate for our board of directors, the stockholder notice to the Secretary must contain certain information as set forth in our amended and restated bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the Special Meeting, as well as certain other information as set forth in our amended and restated bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our amended and restated bylaws is available via the website of the SEC at www.sec.gov. You may also contact our

Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
WHAT HAPPENS IF WE RECEIVE A STOCKHOLDER PROPOSAL THAT IS NOT IN COMPLIANCE WITH THE TIME FRAMES DESCRIBED ABOVE?
If we receive notice of a matter to come before the 2027 annual meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.
WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE SPECIAL MEETING?
Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders, Jeff Green, Nate Olmstead and Jay Grant, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting, with power of substitution and resubstitution.
WHO BEARS THE COST OF THIS SOLICITATION?
We pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Stockholders who currently receive multiple copies of the proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or direct their request to Broadridge at the contact information below if they are record holders.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, please notify your broker, if you are a beneficial owner or, if you are a record holder, direct your written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.
If requested, we will also promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, to any stockholder residing at an address to which only one copy was mailed.
WHERE CAN I FIND THE VOTING RESULTS OF THE SPECIAL MEETING?
We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting, which will be available on our website.

PROPOSAL ONE:
APPROVAL OF THE REPRICING OF CERTAIN OUTSTANDING STOCK OPTIONS THAT HAVE BEEN GRANTED UNDER THE 2025 PLAN
We are asking our stockholders to approve a one-time repricing (the “Repricing”) of certain outstanding stock options with an exercise price that exceeds the closing price of our Class A common stock on the date of the Special Meeting that were granted to our current service providers, including our executive officers and employees, but excluding our non-employee directors (collectively, the “Service Providers”) under our 2025 Incentive Award Plan (the “2025 Plan”). Such options cover a total of up to 16,877,828 shares of our Class A common stock (the “Eligible Options”). The Eligible Options were granted from April 13, 2017 through September 3, 2026, and currently have per share exercise prices between $3.69 and $122.59.
Our board of directors approved the Repricing on August 13, 2026, subject to stockholder approval at the Special Meeting. If this Proposal One is approved by the stockholders, the exercise price of each Eligible Option that exceeds the closing price of our Class A common stock on the date of the Special Meeting will automatically be reduced to the closing price of our Class A common stock on the date of the Special Meeting (the “Effective Date”). If this Proposal One is not approved by the stockholders, then we will not implement the Repricing. However, we may consider alternative compensation arrangements to achieve the objectives for which the Repricing was designed.
Our board of directors believes that the Repricing is in the best interests of the Company and its stockholders and recommends that the stockholders vote for approval of this Proposal One.
Determination to Pursue the Repricing
In considering whether to implement the Repricing, our board of directors was concerned that adverse changes in the market price of our Class A common stock since the Eligible Options were granted could substantially harm our efforts to retain the service of the holders of the Eligible Options. We have experienced considerable fluctuations in the value of our stock price in recent years, which has resulted in the Service Providers holding stock options with exercise prices meaningfully above the recent trading range of our Class A common stock (often referred to as “underwater” or “out-of-the-money”), making the stock options a less effective means of incentivizing and retaining the Service Providers. Although we continue to believe that stock options are an important component of our compensation program, the underwater stock options may be perceived by their holders as having little or no incentive and retention effect due to the difference between the exercise prices and our current stock price. Our board of directors believes that the Repricing is in the best interests of the Company and its stockholders, as the Repricing will help restore the incentive and retention benefits of the Eligible Options.
Prior to approving the Repricing, our board of directors considered the recommendation of the compensation committee of our board of directors (the “Compensation Committee”), which reviewed analyses prepared by Compensia, Inc., an independent compensation consultant, and Equity Methods, LLC, an independent financial consultant, as well as several alternatives to the Repricing. These alternatives included:
•    Extending an offer to exchange underwater stock options for another form of equity compensation. However, any exchange proposal would have required compliance with tender offer rules, resulting in added time, costs, complexities, and burdens on our resources.
•Implementing a repricing without a premium exercise period. However, the Compensation Committee determined that including the premium exercise period discussed below would better promote alignment between employees and stockholders and enhance the retention value of the repriced options.
•    Granting additional stock options or other types of equity awards. However, this would result in increasing our overhang of outstanding equity awards, and we believe that adjusting already outstanding options would better serve the interests of our stockholders.
•    Waiting out the volatility of our stock price in anticipation of a market recovery. However, we are concerned that if we do not take action to improve the Eligible Option holders’ prospects of receiving long-term value from their stock options, we will undermine the incentive and retention value of the stock options. We will also forego an opportunity to better align their interests with the interests of our stockholders.
Our board of directors ultimately determined that the Repricing would be the most effective tool in obtaining our objective of realigning interests of the Eligible Option holders with those of our stockholders because it provides a straightforward and cost-effective means of resetting the incentive value of the Eligible Options.
Specifics of the Repricing
In the event the stockholders approve this proposal, the Eligible Options held by the Service Providers will automatically be repriced as of the Effective Date. However, except as otherwise determined by our board of directors or the Compensation Committee, each holder of an Eligible Option must continue as a Service Provider of the Company and have not received notice of termination through the Effective Date in order to participate in the Repricing (the “Eligibility Criteria”), and for any such holder (i) whose service with us terminates (except upon a termination by us without cause) or (ii) who exercises an Eligible Option, in each case, prior to the date that is six (6) months following the Effective Date, the exercise price of the Eligible Option will automatically increase to its original exercise price.
Our board of directors approved the grant of a market-based performance stock option (the “Performance Option”) to Mr. Green in October 2021. Notwithstanding the above, the Performance Option is not eligible for the Repricing at this time. In addition, incentive stock options (“ISOs”) are not eligible to participate in the Repricing at this time. Non-employee members of our board of directors are also not eligible to participate in the Repricing.
Except for the reduction in the exercise price of the Eligible Options, subject to the holder’s continued service with us as described above, the Repricing will have no other impact on the Eligible Options and all outstanding stock options under the 2025 Plan will continue to remain outstanding in accordance with all of the current terms and conditions set forth in the 2025 Plan and the applicable award agreements.
The following table provides information as of September 3, 2026 regarding the Eligible Options. The closing price of our Class A common stock on the Nasdaq Global Market on that date was $15.09 per share.

	Price Range of Eligible Options ($)	Number of Shares Underlying Eligible Options in Price Range	Weighted Average Exercise Price of Eligible Options in Price Range ($)	Weighted Average Remaining Term of Eligible Options in Price Range (Years)
Employees	0.01 to 9.99	1,072,895	$5.27	1.38
	10.00 to 19.99	1,939,441	$16.85	6.74
	20.00 to 29.99	6,303,453	$21.83	9.37
	30.00 to 39.99	481,647	$34.02	6.44
	40.00 to 49.99	1,605,739	$48.97	8.62
	50.00 to 59.99	368,058	$57.69	6.49
	60.00 to 69.99	722,052	$62.85	6.92
	70.00 to 79.99	184,975	$75.31	5.37
	80.00 to 89.99	903,472	$81.36	7.59
	90.00 to 99.99	6,077	$97.90	5.26
	100.00 to 109.99	11,083	$101.35	8.00
	110.00 to 119.99	17,181	$111.80	8.09
	120.00 and above	74,824	$121.64	8.36
Executive Officers	10.00 to 19.99	439,753	$19.75	9.85
	20.00 to 29.99	1,356,130	$25.00	9.50
	40.00 to 49.99	768,352	$49.21	8.61
	50.00 to 59.99	15,512	$59.57	5.65
	60.00 to 69.99	271,013	$61.46	6.64
	70.00 to 79.99	215,720	$74.90	4.66
	80.00 to 89.99	120,451	$81.07	7.64

Eligible Option Holders
Many of our current employees (including certain of our named executive officers) hold Eligible Options that would benefit from the Repricing. Mr. Green’s Performance Option, ISOs, and awards held by our non-employee members of the board of directors remain ineligible to participate in the Repricing. The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to Eligible Options and the weighted average exercise price of the Eligible Options, in each case, as of September 3, 2026. Each holder of an Eligible Option must satisfy the Eligibility Criteria through the Effective Date in order to participate in the Repricing, and for any such holder (i) whose service with us terminates (except upon a termination by us without cause) or (ii) who exercises an Eligible Option, in each case, prior to the date that is six (6) months following the Effective Date, the exercise price of the Eligible Option will automatically increase to its original exercise price.

Name and Position	Price Range of Eligible Options ($)	Number of Shares Subject to Eligible Options in Price Range (#)	Weighted Average Exercise Price of Eligible Options in Price Range ($)
Named Executive Officers:
Jeff T. Green, Chairman and Chief Executive Officer(1)	20.00 to 29.99	737,028	$25.00
	40.00 to 49.99	450,045	$49.24
	60.00 to 69.99	215,696	$61.46
	70.00 to 79.99	215,720	$74.90
Jay R. Grant, Chief Legal Officer	20.00 to 29.99	309,551	$25.00
	40.00 to 49.99	157,515	$49.24
	50.00 to 59.99	15,512	$59.57
	60.00 to 69.99	55,317	$61.46
	80.00 to 89.99	120,451	$81.07
Vivek Kundra, Chief Operating Officer	20.00 to 29.99	309,551	$25.00
	40.00 to 49.99	160,792	$49.08
Samantha Jacobson, Former Chief Strategy Officer(2)	0.01 to above	—	N/A
Alex Kayyal, Former Chief Financial Officer(3)	0.01 to above	—	N/A
Laura Schenkein, Former Chief Financial Officer(4)	0.01 to above	—	N/A
All Current Executive Officers as a Group (4 persons)	10.00 to 19.99	439,753	$19.75
	20.00 to 29.99	1,356,130	$25.00
	40.00 to 49.99	768,352	$49.21
	50.00 to 59.99	15,512	$59.57
	60.00 to 69.99	271,013	$61.46
	70.00 to 79.99	215,720	$74.90
	80.00 to 89.99	120,451	$81.07
All Current Non-Executive Officer Employees as a group ( persons)	0.01 to 9.99	1,072,895	$5.27
	10.00 to 19.99	1,939,441	$16.85
	20.00 to 29.99	6,303,453	$21.83
	30.00 to 39.99	481,647	$34.02
	40.00 to 49.99	1,605,739	$48.97
	50.00 to 59.99	368,058	$57.69
	60.00 to 69.99	722,052	$62.85
	70.00 to 79.99	184,975	$75.31
	80.00 to 89.99	903,472	$81.36
	90.00 to 99.99	6,077	$97.90
	100.00 to 109.99	11,083	$101.35
	110.00 to 119.99	17,181	$111.80
	120.00 and above	74,824	$121.64

(1) The Performance Option held by Mr. Green is not eligible for the Repricing, so is not included above.
(2) Ms. Jacobson ceased providing services as our Chief Strategy Officer effective as of May 18, 2026. She remains on our board of directors but is not eligible to participate in the Repricing.
(3) Mr. Kayyal ceased providing services as our Chief Financial Officer effective as of January 24, 2026 and is not eligible to participate in the Repricing.
(4) Ms. Schenkein ceased providing services as our Chief Financial Officer effective as of August 21, 2025 and is not eligible to participate in the Repricing.

Interests of Certain Persons in the Repricing
In considering the recommendation of our board of directors with respect to the approval of the Repricing, stockholders should be aware that, as discussed above, current executive officers hold Eligible Options that will be repriced in the Repricing. Our board of directors recognizes that approval of this proposal may benefit our executive officers and their successors.
Accounting Treatment of the Repricing
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. Under ASC Topic 718, we will recognize any incremental compensation cost of the Eligible Options subject to the Repricing. The incremental compensation cost will be measured as the excess, if any, of the fair value of the repriced Eligible Options immediately following the Repricing over the fair value of the Eligible Options immediately prior to the Repricing.
Federal Income Tax Consequences
The following is a general summary as of the date of this Proxy Statement of the federal income tax consequences to us and to U.S. participants for stock options granted under the 2025 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.
Non-Qualified Stock Options. The grant or repricing of a non-qualified option, or “NSO”, under the 2025 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of an NSO, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with the Repricing in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income (for example, the exercise of an NSO). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Code Section 162(m), the annual compensation paid to any of these specified covered employees will be deductible only to the extent that it does not exceed $1,000,000.
Financial Statements
Our financial statements and other information required by Item 13(a) are incorporated by reference from our annual report on Form 10-K filed with the SEC on February 27, 2026.
Vote Required
Assuming a quorum is present, Proposal One will be approved if the affirmative vote of a majority of the votes cast at the Special Meeting is obtained (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Brokers will not have discretionary voting authority with respect to shares held in street name for their clients. Abstentions and broker non-votes, if any, will not affect the outcome of the vote.
Recommendation of our Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE REPRICING OF CERTAIN OUTSTANDING STOCK OPTIONS THAT HAVE BEEN GRANTED UNDER THE 2025 PLAN.

PROPOSAL TWO:
APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL ONE
The Trade Desk is asking its stockholders to approve a proposal for one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to approve the other proposal to be considered at the Special Meeting. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, and use the additional time to solicit additional proxies. If, at the Special Meeting, the number of shares present in person or by proxy and voting in favor of Proposal One is not sufficient to approve the proposal, then we may move to adjourn the Special Meeting in order to enable our directors, officers and employees to solicit additional proxies for the adoption of the proposal. In that event, we will ask our stockholders to vote only upon Proposal Two, and not the other proposal.
Proposal Two relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the proposals to be considered at the meeting. The Trade Desk retains full authority to the extent set forth in the amended and restated articles of incorporation and amended and restated bylaws, each as currently in effect, to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the consent of any stockholder.
Vote Required
Assuming a quorum is present, Proposal Two will be approved if the affirmative vote of a majority of the votes cast at the Special Meeting is obtained (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Brokers will not have discretionary voting authority with respect to shares held in street name for their clients. Abstentions and broker non-votes, if any, will not affect the outcome of the vote.
Recommendation of our Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL ONE.

OWNERSHIP OF THE TRADE DESK, INC. COMMON STOCK
The following table sets forth information with respect to the beneficial ownership of our common stock as of July 31, 2026, for:
•    each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•    each of our named executive officers;
•    each of our directors; and
•    all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, which generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or exercisable or vest within sixty (60) days of July 31, 2026. Unless otherwise indicated, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The information in the table below does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
We have based our calculation of the percentage of beneficial ownership on 426,771,565 shares of Class A common stock and 43,108,629 shares of Class B common stock outstanding as of July 31, 2026. We have deemed shares of our common stock subject to stock options and restricted stock units that are currently exercisable or exercisable or vest within sixty (60) days of July 31, 2026, to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock units for the purpose of computing the percentage ownership of that person. We did not, however, deem such shares outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o The Trade Desk, Inc., 42 N. Chestnut Street, Ventura, California 93001.

	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
State Street Corporation(2)	44,947,239	10.5	—	—	5.2
BlackRock, Inc.(3)	33,781,202	7.9	—	—	3.9
Vanguard Capital Management(4)	33,022,547	7.7	—	—	3.8
Executives and Directors:
Jeff T. Green(5)	11,626,302	2.7	42,071,879	97.6	50.2
Jay R. Grant(6)	571,832	*	—	—	*
Alex Kayyal	—	—	—	—	—
Vivek Kundra(7)	336,752	*	—	—	*
Laura Schenkein(8)	616,569	*	—	—	*
Andrea L. Cunningham(9)	37,191	*	—	—	*
David Haddad(10)	25,013	*	—	—	*
Samantha Jacobson(11)	132,141	*	—	—	*
Penry Price(12)	2,520	*	—	—	*
Omar Tawakol(13)	9,873	*	—	—	*
Andrew Vollero(14)	4,963	*	—	—	*
All current executive officers and directors as a group (10 persons)(15)	12,992,649	3.0	42,071,879	97.6	50.3

*     Less than 1%.

(1)    Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Holders of Class B common stock are entitled to ten votes per share, and holders of Class A common stock are entitled to one vote per share.
(2)    Based solely on information reported by State Street Corporation on Schedule 13G filed with the SEC on April 7, 2026, consists of 44,947,239 shares of Class A common stock beneficially owned, with shared voting power over 37,430,272 shares and shared dispositive power over 44,933,369 shares. The address for State Street Corporation is One Congress Street, Suite 1, Boston, Massachusetts 02114.
(3)    Based solely on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on October 17, 2025, consists of 33,781,202 shares of Class A common stock beneficially owned, with sole voting power over 31,125,670 shares and sole dispositive power over 33,781,202 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(4)    Based solely on information reported by Vanguard Capital Management on Schedule 13G filed with the SEC on April 30, 2026, consists of 33,022,547 shares of Class A common stock beneficially owned, with sole voting power over 4,377,294 shares and sole dispositive power over 33,022,547 shares. The address for Vanguard Capital Management is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)    Consists of (a) 603,008 shares of Class A common stock held by Jeff T. Green, (b) 84,638 shares of Class A common stock and 29,405,209 shares of Class B common stock held by Jeff T. Green, trustee of the Jeff Green Trust, (c) 920,901 shares of Class A common stock held by the Jeff T. Green Family Foundation with respect to which Mr. Green has investment and voting control, (d) 6,000,000 shares of Class A common stock held by a limited partnership held by the Jeff Green Trust, (e) 12,666,670 shares of Class B common stock held by various family trusts over which Mr. Green exercises investment and voting control; as a result, Mr. Green may be deemed to beneficially own such securities but disclaims such ownership except to the extent of his pecuniary interest therein and

(f) 4,017,755 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of July 31, 2026.
(6)    Consists of (a) 347,821 shares of Class A common stock held by Jay R. Grant and (b) 224,011 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of July 31, 2026.
(7)    Consists of (a) 241,113 shares of Class A common stock held by Vivek Kundra and (b) 95,639 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of July 31, 2026.
(8)    Consists of (a) 616,569 shares of Class A common stock held by Laura Schenkein.
(9)    Consists of (a) 12,982 shares of Class A common stock held by Andrea L. Cunningham and (b) 24,209 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of July 31, 2026.
(10)    Consists of 25,013 shares of Class A common stock held by David Haddad.
(11)    Consists of (a) 13,099 shares of Class A common stock held by Samantha Jacobson and (b) 119,042 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of July 31, 2026. Ms. Jacobson voluntarily separated from the Company as an executive officer effective as of May 18, 2026, but remains a member of our board of directors.
(12)    Consists of 2,520 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of July 31, 2026.
(13)    Consists of 6,818 shares of Class A common stock held by Omar Tawakol and (b) 3,055 shares of Class A common stock issuable pursuant to restricted stock units that are expected to vest within sixty (60) days of July 31, 2026
(14)    Consists of 1,908 shares of Class A common stock held by Andrew Vollero and (b) 3,055 shares of Class A common stock issuable pursuant to restricted stock units that are expected to vest within sixty (60) days of July 31, 2026
(15)    Consists of (a) 8,503,363 shares of Class A common stock beneficially owned by our current executive officers and directors as a group, (b) 42,071,879 shares of Class B common stock beneficially owned by our current executive officers and directors as a group, (c) 4,483,176 shares of Class A common stock issuable pursuant to options currently exercisable or exercisable within sixty (60) days of July 31, 2026 and (d) 6,110 shares of Class A common stock issuable pursuant to restricted stock units that are expected to vest within sixty (60) days of July 31, 2026.

ADDITIONAL INFORMATION
Other Matters
We know of no other matters to be submitted at the Special Meeting of stockholders. If any other matters properly come before the Special Meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

/s/ JEFF T. GREEN
JEFF T. GREEN Chairman and Chief Executive Officer
Dated:[ ò ] 2026

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION

theTradeDesk®

THE TRADE DESK, INC.
42 N. CHESTNUT STREET
VENTURA, CA 93001

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TTD2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 18, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03646-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE TRADE DESK, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies are authorized to transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on October 19, 2026:

Stockholders who wish to view the Notice and Proxy Statement of The Trade Desk, Inc. on the Internet can view the 2026 Special Meeting materials at www.proxyvote.com or at investors.thetradedesk.com.

T03647-TBD

THE TRADE DESK, INC.
Special Meeting of Stockholders
October 19, 2026, 1:00 p.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeff Green, Nate Olmstead and Jay Grant, or any of them, as proxies, each with the power of substitution and resubstitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of THE TRADE DESK, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 p.m. Pacific Time on October 19, 2026, at www.virtualshareholdermeeting.com/TTD2026SM, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted (i) FOR Proposals 1 and 2, and (ii) in the discretion of the proxies, upon any such matters as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side